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                                                                     EXHIBIT 5.1

                                December 21, 2001

Proxim, Inc.
510 DeGuigne Drive
Sunnyvale, CA 94085

        RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of up to 4,459,549 shares of your Common Stock, consisting of 3,643,425 shares of Common Stock (the "Shares") and 816,124 shares of Common Stock (the "Warrant Shares") issuable upon exercise of outstanding warrants (the "Warrants"). All of the Shares are issued and outstanding and the Warrant Shares, when issued upon exercise of the Warrants, will be issued and outstanding, and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement. The Shares and Warrant Shares are to be sold from time to time in the over-the counter-market at prevailing prices or as otherwise described in the Registration Statement. As your legal counsel, we have examined the proceedings taken by you in connection with the sale of the Shares and Warrant Shares.

        It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable and the Warrant Shares, when issued in accordance with the terms of the Warrants, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation


                                           /s/ Wilson Sonsini Goodrich & Rosati,
                                           Professional Corporation